                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                 BB&T CORPORATION
             (Exact name of registrant as specified in its charter)
     NORTH CAROLINA                                        56-0939887
(State or other jurisdiction of                (I.R.S. Employer Identification
 incorporation of organization)                              Number)
                             200 West Second Street
                       Winston-Salem, North Carolina 27101
            (Address of principal executive offices, including zip code)

                                BB&T CORPORATION
                     SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES
                            (Full title of the plan)

                             Jerone C. Herring, Esq.
                                BB&T Corporation
                             200 West Second Street
                                    3rd Floor
                       Winston-Salem, North Carolina 27101
                                 (336) 733-2180
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                  Proposed             Proposed
Title of                                          maximum              maximum
securities             Amount                     offering             aggregate                 Amount of
to be                  to be                      price                offering                  registration
registered             registered                 per unit             price                     fee

Deferred
Compensation
Obligations            $  30,000,000       (1)    100%                 $  30,000,000 (2)         $  8,340      (2)
                        -------------------                             -------------             -------------

------------------------------------------------------------------------------------------------------------------------



(1)    The Deferred  Compensation  Obligations are unsecured obligations of BB&T
       Corporation to pay deferred compensation in the future in accordance with the terms of the BB&T Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).


                              ----------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The  following   documents  filed  by  BB&T  Corporation  (the
"Company"  or  "BB&T")  with  the  Securities  and  Exchange   Commission   (the
"Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

                  (c) The Company's Current Reports on Form 8-K filed January 15, 1998, February 26, 1998, February 27, 1998, April 13, 1998, May 13,
         1998,  June 23, 1998,  July 7, 1998,  July 13,  1998,  August 10, 1998,
         August 11, 1998, August 27, 1998, September 18, 1998 and October 14, 1998; and

                  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  The deferred compensation obligations of the Company (the "Deferred Compensation Obligations") being registered herein are issuable under the terms of the BB&T Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees (the "Plan"). Capitalized terms used without definition herein have the meanings given such terms in the Plan. References to the "Company" include affiliates of the Company unless the context otherwise requires.

                  The Plan is intended to supplement benefits payable to certain participants in the BB&T Corporation 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is also intended to provide certain participants in the Company's executive incentive compensation plans with an effective means of deferring on a pre-tax basis all or a portion of the payments such participants are entitled to receive under such plans.

                  The Deferred Compensation Obligations constitute general unsecured obligations of the Company to the participant and are not convertible into another security of the Company. Benefits are payable solely from the Company's general assets and are subject to the risk of corporate insolvency. Notwithstanding the foregoing, the Company has established a separate trust, entitled the "BB&T Corporation Non-Qualified Deferred Compensation Trust" (the "Trust"), to which the Company may make contributions from time to time in order to fund its obligations under the Plan and certain other non-qualified deferred compensation plans maintained by the Company. Branch Banking and Trust Company serves as trustee (the "Trustee") under the Trust pursuant to a Trust Agreement dated January 1, 1997 between the Company and the Trustee. The Trustee is a wholly-owned bank subsidiary of the Company. The assets of the Trust are subject to the claims of the Company's general creditors in the event the Company becomes insolvent or bankrupt. Pursuant to the terms of the Trust, the Company shall indemnify and hold the Trustee harmless from and against losses, damages, costs, expenses and liabilities of the Trustee associated with the Trust except for acts or omissions of the Trustee which constitute gross negligence or willful misconduct.

                  No participant or beneficiary shall have any legal or equitable rights, interest or claims in any particular asset of the Trust or the Company by reason of the Company's obligations. Further, the Trust does not create any preferred claim over creditors of the Company for any Plan participant. All rights of a Plan participant against the Company shall remain unsecured contractual rights of a participant. A participant's right to the Deferred Compensation Obligations cannot be transferred, assigned, pledged or encumbered except by a written designation of a beneficiary under the terms of the Plan.

                  The amount of compensation to be deferred by each participant is determined in accordance with the terms of the Plan based on elections by the participant. Deferred amounts are credited to each participant's account.
Amounts in a participant's account will be indexed to one or more investment media individually chosen by a participant from the investment media available under the Plan (currently a fixed rate cash fund and a stock index fund). Each participant's account will be adjusted to reflect the investment performance of the selected media, including any appreciation or depreciation. Amounts deferred are fully vested at all times. There is no trading market for the Deferred Compensation Obligations.

                  Benefits based on the Deferred Compensation Obligations are payable solely in cash following termination of the participant's service upon certain distribution dates available to the participant (and in limited cases where hardship withdrawals are permitted).

                  The Plan may be amended or terminated by the Board at any time; provided, that in no event may such termination or amendment reduce any participant's accrued benefit with respect to the Deferred Compensation Obligations as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such accrued benefit without the participant's prior written consent to such amendment. The Plan is administered by an Administrative Committee appointed by the Board.

Item 5.  Interests of Named Experts and Counsel.

             Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

                  BB&T's bylaws provide for the indemnification of any director or officer of BB&T against liabilities and litigation expenses arising our of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

                  BB&T's articles of incorporation provide for the elimination of the personal liability of each director of BB&T to the fullest extent permitted by law.

                  BB&T maintains directors and officers liability insurance that, in general, insures: (i) BB&T's directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                  Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(b)).

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

             The   following   exhibits   are  filed  as  a  part  of  this
Registration Statement:

         Number            Description
         ------            -----------
         5        Opinion of Womble Carlyle Sandridge & Rice, PLLC

         23.1     Consent of Womble Carlyle  Sandridge & Rice, PLLC (included in
                  Exhibit 5)

         23.2     Consent of Arthur Andersen LLP

         24       Power of Attorney of Directors and Officers of the Company

         99 BB&T Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, effective this 29th day of December, 1998.


                                            BB&T CORPORATION

                                            By:   /s/ Jerone C. Herring   *
                                                  Jerone C. Herring
                                                  Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective December 29, 1998.


     /s/ John A. Allison         *                   /s/ Scott E. Reed       *
----------------------------------      ---------------------------------------
Name:    John A. Allison IV             Name:    Scott E. Reed
Title:   Chairman of the Board and      Title:   Senior Executive Vice President
         Chief Executive Officer                 and Chief Financial Officer
         (principal executive officer)           (principal financial officer)

     /s/ Sherry A. Kellett       *                   /s/ Paul B. Barringer   *
----------------------------------      ---------------------------------------
Name:    Sherry A. Kellett              Name:    Paul B. Barringer
Title:   Executive Vice President       Title:   Director
         and Controller
         (principal accounting officer)

     /s/ Alfred E. Cleveland     *                   /s/ W. R. Cuthbertson, Jr.*
----------------------------------      ---------------------------------------
Name:    Alfred E. Cleveland            Name:    W. R. Cuthbertson, Jr.
Title:   Director                       Title:   Director

         /s/ Ronald E. Deal      *                   /s/ A. J. Dooley, Sr.  *
----------------------------------      ---------------------------------------
Name:    Ronald E. Deal                 Name:    A. J. Dooley, Sr.
Title:   Director                       Title:   Director

         /s/ Tom D. Efird        *                   /s/ Paul S. Goldsmith  *
----------------------------------      ---------------------------------------
Name:    Tom D. Efird                   Name:    Paul S. Goldsmith
Title:   Director                       Title:   Director

         /s/ L. Vincent Hackley  *                   /s/ Jane P. Helm       *
----------------------------------      ---------------------------------------
Name:    L. Vincent Hackley                          Name:    Jane P. Helm
Title:   Director                                    Title:   Director

         /s/ Richard Janeway, M.D.*                  /s/ J. Ernest Lathem, M.D.*
---------------------------------       ---------------------------------------
Name:    Richard Janeway, M.D.          Name:    J. Ernest Lathem, M.D.
Title:   Director                       Title:   Director

             /s/ James H. Maynard *                  /s/ Joseph A. McAleer, Jr.*
---------------------------------       ---------------------------------------
Name:    James H. Maynard               Name:    Joseph A. McAleer, Jr.
Title:   Director                       Title:   Director

         /s/ Albert O. McCauley  *                   /s/ Richard L. Player, Jr.*
---------------------------------       ---------------------------------------
Name:    Albert O. McCauley              Name:    Richard L. Player, Jr.
Title:   Director                        Title:   Director

         /s/ C. Edward Pleasants, Jr. *              /s/ Nido R. Qubein     *
---------------------------------       ---------------------------------------
Name:    C. Edward Pleasants, Jr.       Name:    Nido R. Qubein
Title:   Director                       Title:   Director

         /s/ E. Rhone Sasser     *                   /s/ Jack E. Shaw       *
---------------------------------       ---------------------------------------
Name:    E. Rhone Sasser                Name:    Jack E. Shaw
Title:   Director                       Title:   Director

         /s/ Harold B. Wells     *
---------------------------------
Name:    Harold B. Wells
Title:   Director





*By:     /s/ Jerone C. Herring   *
---------------------------------
         Name:  Jerone C. Herring
         Attorney-in-Fact

                                  EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                                BB&T Corporation


Exhibit No.    Description
----------     -----------
     5         Opinion of Womble Carlyle Sandridge & Rice, PLLC

     23.1      Consent of Womble Carlyle  Sandridge & Rice, PLLC (included in
               Exhibit 5)

     23.2      Consent of Arthur Andersen LLP

     24        Power of Attorney of Directors and Officers of the Company

     99 BB&T Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees

                                                               EXHIBIT 5


                                [WCSR LETTERHEAD]

                                December 29, 1998



BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                  Re:      Registration   Statement  on  Form S-8  with  respect
                           to   the   BB&T  Corporation   Supplemental   Defined
                           Contribution Plan for Highly Compensated Employees

Ladies and Gentlemen:

                  We have acted as counsel for BB&T Corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of $30,000,000 in deferred compensation obligations of the Company (the "Deferred Compensation Obligations"), which are proposed to be offered and sold pursuant to the BB&T Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees (the "Plan"). The Deferred Compensation Obligations are proposed to be registered pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). This opinion is provided pursuant to the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

                  The Plan is intended to constitute an unfunded "top hat" plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is subject to certain disclosure and procedural requirements of ERISA but, since it is intended to be a "top hat" plan, it is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar substantive requirements of ERISA.

                  In rendering this opinion, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein.

                  This  opinion  is  limited  to the laws of the  State of North
Carolina, excluding local laws of the State of North Carolina (e.g., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  Based on the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Deferred Compensation Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  We hereby consent to the filing of a copy of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      WOMBLE CARLYLE SANDRIDGE & RICE
                                      A Professional Limited Liability Company


                                      By: /s/ Jane Jeffries Jones
                                              -------------------
                                              Jane Jeffries Jones

                                                          EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 18, 1998, included in BB&T Corporation's Form 8-K dated September 18, 1998, and to all references to our firm included in this registration statement. Our report dated January 14, 1998, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate combinations accounted for as poolings-of-interests.

                                                      /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina
December 29, 1998

                                   EXHIBIT 24

                                POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby nominates, constitutes and appoints John A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain deferred compensation obligations of the Company in connection with the BB&T Corporation Supplemental Defined Contribution Plan for Highly Compensated Employees, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     This Power of Attorney has been signed by the following persons in the capacities indicated on December 15, 1998.

         /s/ John A. Allison IV                      /s/ Scott E. Reed
---------------------------------       ---------------------------------------
Name:    John A. Allison IV             Name:    Scott E. Reed
Title:   Chairman of the Board and      Title:   Senior Executive Vice President
         Chief Executive Officer                 and Chief Financial Officer
         (principal executive officer)           (principal financial officer)

         /s/ Sherry A. Kellett                       /s/ Paul B. Barringer
---------------------------------       ---------------------------------------
Name:    Sherry A. Kellett              Name:    Paul B. Barringer
Title:   Executive Vice President       Title:   Director
         and Controller
         (principal accounting officer)

         /s/ Alfred E. Cleveland                     /s/ W. R. Cuthbertson, Jr.
---------------------------------       ---------------------------------------
Name:    Alfred E. Cleveland            Name:    W. R. Cuthbertson, Jr.
Title:   Director                       Title:   Director

         /s/ Ronald E. Deal                          /s/ A. J. Dooley, Sr.
---------------------------------       ---------------------------------------
Name:    Ronald E. Deal                 Name:    A. J. Dooley, Sr.
Title:   Director                       Title:   Director


         /s/ Tom D. Efird                            /s/ Paul S. Goldsmith
---------------------------------       ---------------------------------------
Name:    Tom D. Efird                   Name:    Paul S. Goldsmith
Title:   Director                       Title:   Director

         /s/ L. Vincent Hackley                      /s/ Jane P. Helm
---------------------------------       ---------------------------------------
Name:    L. Vincent Hackley             Name:    Jane P. Helm
Title:   Director                       Title:   Director

         /s/ Richard Janeway, M.D                    /s/ J. Ernest Lathem, M.D.
---------------------------------       ---------------------------------------
Name:    Richard Janeway, M.D.          Name:    J. Ernest Lathem, M.D.
Title:   Director                       Title:   Director

         /s/ James H. Maynard                        /s/ Joseph A. McAleer, Jr.
---------------------------------       ---------------------------------------
Name:    James H. Maynard               Name:    Joseph A. McAleer, Jr.
Title:   Director                       Title:   Director

         /s/ Albert O. McCauley                      /s/ Richard L. Player, Jr.
---------------------------------       ---------------------------------------
Name:    Albert O. McCauley             Name:    Richard L. Player, Jr.
Title:   Director                       Title:   Director

         /s/ C. Edward Pleasants, Jr.                /s/ Nido R. Qubein
---------------------------------       ---------------------------------------
Name:    C. Edward Pleasants, Jr.       Name:    Nido R. Qubein
Title:   Director                       Title:   Director

         /s/ E. Rhone Sasser                         /s/ Jack E. Shaw
---------------------------------       ---------------------------------------
Name:    E. Rhone Sasser                Name:    Jack E. Shaw
Title:   Director                       Title:   Director

         /s/ Harold B. Wells
---------------------------------
Name:    Harold B. Wells
Title:   Director

                                   EXHIBIT 99

                                BB&T CORPORATION
                        SUPPLEMENTAL DEFINED CONTRIBUTION
                      PLAN FOR HIGHLY COMPENSATED EMPLOYEES





















                            EFFECTIVE JANUARY 1, 1998

                                BB&T CORPORATION
                     SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES

                                TABLE OF CONTENTS
                                                              Page
Section 1. Establishment and Purpose                          -iv-
     1.1   Establishment of Plan                              -iv-
     1.2   Purpose of Plan                                    -iv-
     1.3   Application of Plan                                -2-

Section 2. Definitions and Construction                       -2-
     2.1   "Account"                                          -2-
     2.2   "Accrued Benefit"                                  -3-
     2.3   "Adjustment Date"                                  -3-
     2.4   "Affiliate"                                        -3-
     2.5   "Beneficiary"                                      -3-
     2.6   "Board"                                            -3-
     2.7   "Code"                                             -3-
     2.8   "Committee"                                        -3-
     2.9   "Company"                                          -4-
     2.10  "Company Discretionary Credits"                    -4-
     2.11  "Covered Compensation"                             -4-
     2.12  "Crediting Rate                                    -4-
     2.13  "Deferral Election Form"                           -5-
     2.14  "Effective Date"                                   -5-
     2.15  "Eligible Employee"                                -5-
     2.16  "Employee"                                         -5-
     2.17  "Employer"                                         -5-
     2.18  "Entry Date"                                       -6-
     2.19  "ERISA"                                            -6-
     2.20  "Incentive Compensation Credits"                   -6-
     2.21  "Incentive Compensation Plan"                      -6-
     2.22  "Index Fund                                        -6-
     2.23  "Index Fund Credit"                                -6-
     2.24  "Participant"                                      -7-
     2.25  "Plan"                                             -7-
     2.26  "Plan Year"                                        -7-
     2.27  "Salary Reduction Election Form"                   -7-
     2.28  "Salary Reduction Credits"                         -8-
     2.29  "Savings Plan"                                     -8-
     2.30  "Service"                                          -8-
     2.31  "Spouse"or "Surviving Spouse"                      -8-

Section 3. Credits to Account                                 -8-

     3.1   Salary Reduction Credits                           -8-
     3.2   Company Discretionary Credits                      -9-
     3.3   Incentive Compensation Credits                     -9-

Section 4. Vesting                                            -10-

Section 5. Payment of Benefits                                -10-
     5.1   Distribution                                       -10-
     5.2   Payment of Benefits for Reasons Other Than Death   -10-
     5.3   Payment of Death Benefit                           -12-
     5.4   Rules                                              -12-

Section 6. Unforeseeable Emergency Payments                   -13-
     6.1   Conditions for Request                             -13-
     6.2   Written Request                                    -13-
     6.3   Processing of Request                              -13-
     6.4   Rules                                              -14-

Section 7. Deemed Investments and Adjustment of Accounts      -14-
     7.1   Deemed Investment of Accounts in Index Fund        -15-
     7.2   Adjustment of Fixed Rate Account                   -16-
     7.3   Adjustment of Index Fund Account                   -18-
     7.4   Rules                                              -19-
     7.5   Special Effective Date                             -19-

Section 8. Administration by Committee                        -19-
     8.1   Membership of Committee                            -19-
     8.2   Committee Officers; Subcommittee                   -19-
     8.3   Committee Meetings                                 -20-
     8.4   Transaction of Business                            -20-
     8.5   Committee Records                                  -20-
     8.6   Establishment of Rules                             -20-
     8.7   Conflicts of Interest                              -20-
     8.8   Correction of Errors                               -21-
     8.9   Authority to Interpret Plan                        -21-
     8.10  Third Party Advisors                               -21-
     8.11  Compensation of Members                            -22-
     8.12  Committee Expenses                                 -22-
     8.13  Indemnification of Committee                       -22-

Section 9. Funding                                            -22-

Section 10.   Allocation of Responsibilities                  -23-
     10.1. Board                                              -23-
     10.2  Committee                                          -23-
     10.3  Plan Administrator                                 -24-

Section 11.   Benefits Not Assignable; Facility of Payments   -24-
     11.1  Benefits Not Assignable                            -24-
     11.2  Payments to Minors and Others                      -24-

Section 12.   Beneficiary                                     -25-

Section 13.   Amendment and Termination of Plan               -25-

Section 14.   Communication to Participants                   -26-

Section 15.   Claims Procedure                                -26-
     15.1  Filing of a Claim for Benefits                     -26-
     15.2  Notification to Claimant of Decision               -27-
     15.3  Procedure for Review                               -27-
     15.4  Decision on Review                                 -27-
     15.5  Action by Authorized Representative of Claimant    -28-

Section 16.   Parties to the Plan                             -28-
     16.1  Single Plan                                        -28-
     16.2  Service; Allocation of Costs                       -28-
     16.3  Committee                                          -29-
     16.4  Authority to Amend and Terminate                   -29-

Section 17.   Compliance with Section 16 of the Securities
              Exchange Act of 1934 and Rule 16b-3 Trading
              Restrictions                                    -29-

Section 18.   Miscellaneous Provisions                        -29-
     18.1  Notices                                            -29-
     18.2  Lost Distributees                                  -30-
     18.3  Reliance on Data                                   -30-
     18.4  Receipt and Release for Payments                   -30-
     18.5  Headings                                           -30-
     18.6  Continuation of Employment                         -30-
     18.7  Construction                                       -31-
     18.8  Nonliability of Employer                           -31-
     18.9  Severability                                       -31-
     18.10 Merger and Consolidation                           -31-
     18.11 Withholding Taxes                                  -31-

                                BB&T CORPORATION
                     SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES


                  Section 1.        Establishment and Purpose:

                  1.1 Establishment of Plan : Effective as of January 1, 1998, BB&T Corporation (the "Company") established this supplemental retirement plan for the benefit of certain eligible highly compensated employees of the Company and participating Affiliates. The plan shall be known as the BB&T CORPORATION SUPPLEMENTAL DEFINED CONTRIBUTION PLAN FOR HIGHLY COMPENSATED EMPLOYEES (the "Plan"). All benefits from the Plan shall be payable solely from the general assets of the Company and participating Affiliates. The Plan is comprised of both an "excess benefit plan" within the meaning of Section 3(36) of ERISA and an unfunded plan maintained for the purposes of providing deferred compensation to a "select group of highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

                  1.2 Purpose of Plan : The primary purpose of the Plan is to supplement the benefits payable to certain participants under the qualified BB&T Corporation 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Code. The Plan is also intended to provide certain participants in the Company's executive incentive compensation plans with an effective means of deferring on a pre-tax basis a portion of the payments they are entitled to receive under such plans.

                  1.3 Application of Plan : The terms of this Plan are applicable only to Participants who are in the Service of the Company or a participating Affiliate on or after January 1, 1998.

                  Section 2.        Definitions and Construction:

                  Wherever appropriate, words used in the Plan in the singular may include the plural, or the plural may be read as the singular. References to one gender shall include the other. A capitalized term used, but not defined in the Plan, shall have the same meaning given in Section 2.1 of the Savings Plan, depending on the context in which the term is used. Whenever used in this Plan, including Section 1 and this Section 2, the following capitalized terms shall have the meaning set forth below (unless otherwise indicated by the context) rather than any definition provided under the Savings Plan:

                  2.1 "Account" means the aggregate of the unfunded, separate bookkeeping accounts established and maintained with respect to each Participant pursuant to the provisions of Section 7. The separate bookkeeping accounts that may be established and maintained with respect to the Account shall include the following:
                  2.1.1 "Discretionary Account" means the separate bookkeeping account to be kept for each Participant to which Company Discretionary Credits shall be credited.

                  2.1.2 "Incentive Compensation Account" means the separate bookkeeping account to be kept for each Participant to which Incentive Compensation Credits under any designated Incentive Compensation Plan shall be credited.

                  2.1.3 "Prior Plan Account" means the separate bookkeeping account to be kept for each Participant to reflect that portion of the Account (if any) attributable to an account maintained by an Employer on behalf of a Participant pursuant to any other unfunded nonqualified plan or contract of deferred compensation which was transferred to this Plan at the direction of the Committee.

                  2.1.4   "Salary   Reduction   Account"   means  the   separate
         bookkeeping account to be kept for each Participant to which Salary Reduction Credits shall be credited.

Separate sub-accounts shall be established and maintained with respect to each separate bookkeeping account known as the "Fixed Rate Account" and the "Index Fund Account." The Fixed Rate Account and the Index Fund Account shall be adjusted in the manner provided in Section 7.

                  2.2 "Accrued Benefit" means with respect to each Participant the balance credited to his Account as of the applicable Adjustment Date following adjustment thereof as provided in Section 7.

                  2.3 "Adjustment Date" means each day securities are traded on the New York Stock Exchange, except regularly scheduled holidays of Branch Banking and Trust Company ("BB&T"), a North Carolina corporation with its principal office at Winston-Salem, North Carolina. The 15th day of each calendar month is sometimes referred to herein as a "Monthly Adjustment Date;" provided, however, that if the 15th day of a calendar month falls on a weekend or a regularly scheduled holiday of BB&T, the Monthly Adjustment Date for such calendar month shall be the first Adjustment Date that immediately precedes the 15th day of the calendar month.

                  2.4 "Affiliate" means any corporation which, with the Company, is a member of a controlled group of employers as defined in Section 414(b) of the Code.

                  2.5 "Beneficiary" means the person, persons or entity designated or determined pursuant to the provisions of Section 12 of the Plan to receive the balance of the Participant's Account under this Plan, if any, after his death.

                  2.6  "Board"  means the Board of Directors of the Company.

                  2.7 "Code" means the Internal Revenue Code of 1986, as amended, and rules and regulations issued thereunder.

                  2.8 "Committee" means the Administrative Committee provided for in Section 8.

                  2.9  "Company"  means  BB&T  Corporation,   a  North  Carolina
corporation with its principal office at Winston-Salem, North Carolina, or any successor thereto by merger, consolidation or otherwise.

                  2.10  "Company   Discretionary   Credits"  means  the  amounts
credited to the Participant's Discretionary Account by the Committee pursuant to the provisions of Section 3.2.

                  2.11 "Covered Compensation" means the wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to the Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement (as currently reportable on Form W-2) under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following adjustments:

                  (a) There shall be excluded amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant to the extent that at the time of payment it is reasonable to believe that these amounts are deductible by the Participant under Section 217 of the Code;

                  (b) There shall be excluded any fringe benefits or welfare benefits;

                  (c) There shall be included any amounts contributed by the Participant to an employee benefit plan maintained by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code;

                  (d) There shall be included any compensation deferred pursuant to Sections 3.1 and 3.3 of this Plan; and

                  (e) There  shall  be   included   amounts  in  excess  of  the
         limitation described in Section 401(a)(17) of the Code.

                  2.12 "Crediting Rate " means the rate in effect as of the first day of each Plan Year and utilized throughout the entire Plan Year in crediting interest to the balance in the Fixed Rate Accounts of each Participant. The Crediting Rate shall be determined in the manner described in Exhibit A attached hereto, as the same may be amended from time to time by the Committee. Prior to the beginning of each Plan Year, the Committee shall notify the Participants in writing of the Crediting Rate for such Plan Year.

                  2.13 "Deferral Election Form" means the election form executed by the Participant pursuant to the provisions of Section 3.3 of the Plan.

                  2.14 "Effective Date"  means January 1, 1998.

                  2.15 "Eligible Employee" means each Employee who is determined by the Committee to be a highly compensated employee and who is selected by the Committee to participate in the Plan. In no event may an Employee whose annual compensation is less than the dollar amount specified in Code ss. 414(q)(1)(B)(i) be considered highly compensated for purposes of the Plan. An Employee shall cease to be an Eligible Employee immediately upon the first to occur of the following: (i) the Employee's termination of Service; (ii) determination by the Committee that the Employee is no longer a highly compensated employee; or (iii) determination by the Committee in its sole discretion that the Employee shall no longer be eligible to participate in the Plan. See Section 2.24 with respect to provisions governing participation in the Plan by an Eligible Employee.

                  2.16 "Employee" means an individual in the Service of the Employer if the relationship between him and the Employer is the legal relationship of employer and employee.

                  2.17   "Employer"   means  the   Company   and   participating
Affiliates. See Section 16 for special provisions concerning participating Affiliates.

                  2.18 "Entry Date" means the Effective Date and thereafter January 1 of each Plan Year. Under special circumstances, such as the acquisition of an Affiliate, the Committee may designate a date other than January 1 of a Plan Year as an Entry Date.

                  2.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (including amendments of the Code affected thereby) and rules and regulations issued thereunder.

                  2.20  "Incentive   Compensation  Credits"  means  the  amounts
credited to the Participant's Incentive Compensation Account by the Committee pursuant to the provisions of Section 3.3.

                  2.21 "Incentive Compensation Plan" means any executive incentive compensation plan maintained by the Company, as designated by the Committee on Exhibit B attached hereto as the same may be amended from time to time, under which a Participant is entitled to receive an annual or long-term cash award based on the satisfaction of pre-established, objective performance goals.

                  2.22 "Index Fund " means the mutual fund described in Exhibit C attached hereto, as the same may be amended from time to time by the Committee. Prior to the beginning of each Plan Year, the Committee shall notify the Participants in writing of the Index Fund for such Plan Year.

                  2.23 "Index Fund Credit" means a bookkeeping unit used for the purpose of crediting deemed shares of the Index Fund to the Index Fund Account of each Participant. Each Index Fund Credit shall be equal to one share of the Index Fund. The value of each Index Fund Credit shall be equivalent to the net value of a share of the Index Fund as of the applicable Adjustment Date.

                  2.24 "Participant" means with respect to any Plan Year an Eligible Employee who has entered the Plan and any former Employee who has an Accrued Benefit remaining under the Plan. An Eligible Employee who has not otherwise entered the Plan shall enter the Plan and become a Participant as of the Entry Date determined by the Committee; provided, that an Eligible Employee shall not become a Participant in this Plan unless (i) the contributions to his Tax-Deferred Contributions Account under the Savings Plan are less than such contributions would otherwise be under the Savings Plan if such plan did not observe the limitations described in Sections 401(a)(17), 401(k), 402(g) and 415 of the Code, or if such Plan included deferrals under Sections 3.1 and 3.3 of this Plan in its definition of Compensation; or (ii) he is eligible to participate in any Incentive Compensation Plan. A Participant shall cease to be a Participant as of the date he ceases to be an Eligible Employee or ceases to be a participant in the Savings Plan and any Incentive Compensation Plan. A Participant who separates from Service with the Employer and who later returns to Service will not be eligible to reenter this Plan and become a Participant except upon satisfaction of such terms and conditions as the Committee shall establish following the Participant's return to Service, whether or not the Participant shall have an Accrued Benefit remaining under the Plan on the date of his return to Service. The Eligible Employees eligible to participate in the Plan are designated on Exhibit D attached hereto, as it may be amended from time to time by the Committee.

                  2.25  "Plan"  means  the  unfunded,   non-qualified   deferred
compensation  plan as herein set out or as duly amended.

                  2.26 "Plan Year" means the 12-calendar-month period ending on December 31 of each year.

                  2.27 "Salary Reduction Election Form" means the election form executed by the Participant pursuant to the provisions of Section 3.1 of the Plan.

                  2.28 "Salary Reduction Credits" means the amounts credited to the Participant's Salary Reduction Account by the Committee pursuant to the provisions of Section 3.1 of the Plan.

                  2.29 "Savings Plan" means the BB&T Corporation 401(k) Savings Plan (as amended and restated as of January 1, 1997), as it may be amended from time to time.

                  2.30 "Service"  means   employment  by  the  Employer  as  an
Employee.

                  2.31 "Spouse" or "Surviving Spouse" means, except as otherwise provided in the Plan, the legally married or surviving spouse of a Participant.

Section 3.        Credits to Account:

                  3.1      Salary Reduction Credits :

                  3.1.1    Amount of Salary Reduction Credits:

                           (a) Each Participant who is a participant in the Savings Plan may elect, by executing a Salary Reduction Election Form, to reduce on a pre-tax basis his Covered Compensation from the Employer for any Plan Year by an amount equal to the difference between (1) and (2), where:

                                    (1)  is  a  whole   percentage   of  Covered
                           Compensation equal to the same contribution percentage elected by the Participant under Section
                           4.3 of the Savings Plan (as such Section may be hereafter amended); and

                                    (2)  is  an  amount  equal  to  the  maximum
                           Tax-Deferred Contributions that has been, or will be, made to the Participant's Tax-Deferred Contributions Account under the Savings Plan (determined with respect to all Savings Plan provisions, and the limitations described in Sections 401(a)(17), 401(k), 401(m), 402(g) and 415 of the Code) for such Plan Year.

                           (b) An amount equal to the Participant's Salary Reduction Credits shall be credited by the Committee to the Salary Reduction Account maintained for the Participant pursuant to Section 7.

                  3.1.2 Time for Crediting Salary Reduction Credits: The amount of Salary Reduction Credits to be credited to the Salary Reduction Account of a Participant shall be credited to the Participant's Salary Reduction Account at the same time and in the same manner as Tax-Deferred Contributions are credited to the Participant's Tax-Deferred Contribution Account under the Savings Plan.

                  3.1.3    Administrative  Rules  Governing   Salary   Reduction
         Elections: A salary reduction election pursuant to Section 3.1.1 shall be made by the Participant by executing and delivering to the Committee a Salary Reduction Election Form in accordance with such rules and procedures as are adopted by the Committee from time to time. The Salary Reduction Election Form must be received by the Committee prior to the beginning of each Plan Year (or the date the Participant is first eligible to participate in the Savings Plan, if he becomes so eligible during the Plan Year) and shall be irrevocable for the Plan Year (or remainder of the Plan Year), if applicable.

                  3.2      Company Discretionary Credits :

                  3.2.1    Amount of  Company   Discretionary   Credits:  At the
         discretion of the Company and pursuant to the directions of the Company, the Committee shall credit to the Discretionary Account of a Participant a Company Discretionary Credit, which shall be an amount determined by the Company. The determination of which Participant or Participants shall be credited with a Company Discretionary Credit and the amount of such credit shall be determined solely by the Company.

                  3.2.2 Time for Crediting Company Discretionary Credits: The amount of Company Discretionary Credits to be credited to the Discretionary Account of the Participant shall be credited by the Committee to the Participant's Discretionary Account at such time or times as the Committee so designates.

                  3.3      Incentive Compensation Credits :

                  3.3.1 Amount of Incentive Compensation Credits: Each Participant who is a participant in any Incentive Compensation Plan may elect, by executing a Deferral Election Form, to defer, on a pretax basis, an amount equal to either 10%, 20%, 30%, 40%, 50%, 60%, 70%,
         80%, 90%, or 100% of the benefit otherwise payable to him under such Incentive Compensation Plan. An amount equal to the amount deferred shall be credited by the Committee as an Incentive Compensation Credit to the Incentive Compensation Account of the Participant.

                  3.3.2    Time  for  Crediting  Incentive Compensation Credits:
         The amount of Incentive Compensation Credits to be credited to the Incentive Compensation Account of the Participant shall be credited by the Committee to the Participant's Incentive Compensation Account as of that date certain which the benefits payable under the Incentive Compensation Plan would have otherwise been paid to the Participant.

                  3.3.3    Administrative Rules Governing Incentive Compensation
         Credits: An election by the Participant to defer benefits earned under an Incentive Compensation Plan pursuant to Section 3.3.1 shall be made on a Deferral Election Form at a time determined by the Committee and shall be irrevocable when made. In establishing the time of election, the Committee shall select a date that will not result in the constructive receipt of income to a Participant who elects to defer benefits earned under the Incentive Compensation Plan.

         Section 4.        Vesting:

                  The interest of a Participant in his Salary Reduction Account, Discretionary Account, Incentive Compensation Account and Prior Plan Account shall be fully vested (i.e., nonforfeitable) at all times.

                  Section 5.        Payment of Benefits:

                  5.1 Distribution : Except as otherwise provided in Section 6, the vested Accrued Benefit of a Participant shall be distributed to or with respect to a Participant only upon termination of the Participant's Service with the Employer (including all Affiliates thereof). Payment of benefits on account of a non-death termination of Service shall be made in accordance with Section
5.2. Payment of benefits on account of the death of the Participant shall be made in accordance with Section 5.3.

                  5.2      Payment of Benefits for Reasons Other Than Death :

                  5.2.1    Form of Distribution:  Subject  to the  provisions of
         Section 17, the vested Accrued Benefit of a Participant who has terminated Service for any reason other than death shall be paid to the Participant or applied for his benefit under one of the following options, as elected by the Participant:

                           (1) Term Certain Option: Payment of his vested Accrued Benefit to him in monthly installments over a term certain not to exceed 180 months. If the term certain selected by the Participant pursuant to this Section 5.2.1 would result in payments of less than $100.00 per month, payments shall be made at the rate of $100.00 per month until the Participant's vested Accrued Benefit is paid in full.

                           (2) Lump Sum  Option:  Payment of his vested  Accrued
Benefit to him in a lump sum.

         The election of the form of distribution (the "Form Election") shall be made by the Participant on a form approved by the Committee and filed with the Committee as provided in Section 5.2.3. If the Participant fails to elect a distribution option, his vested Accrued Benefit shall be paid to him under the Lump Sum Option. The amount of a Participant's vested Accrued Benefit for purposes of any distribution made pursuant to this Section 5 shall be determined as of the Adjustment Date such distribution is actually processed by the Committee or its designee.

                  5.2.2 Commencement and Timing of Distribution: Except as otherwise provided in Section 6 and subject to the provisions of
         Section 17, no benefit payments will be made to the Participant from the Plan under this Section 5.2 until the Service of the Participant is terminated. Payment of his vested Accrued Benefit shall commence within one of the following periods, as elected by the Participant:

                  Option (1) Distribution shall commence within the 60-day period next following the date the Service of the Participant terminates.

                  Option (2) Distribution shall commence within the period beginning on the first day of January of the Plan Year which next follows the Plan Year in which the Service of the Participant terminated and ending on the last day of February of such Plan Year.

                  Option (3) Distribution shall commence within the 60-day period next following the date the Participant attains age 65.

                  Option (4) Distribution shall commence within the period beginning on the first day of January of the Plan Year which next follows the Plan Year in which the Participant attains age 65 and ending on the last day of February of such Plan Year.

         The election of the date as of which distribution shall commence (the "Timing Election") shall be made on a form approved by the Committee and filed with the Committee as provided in Section 5.2.3. If the Participant fails to elect one of these options, Option (1) will be deemed to have been elected by the Participant.

                  5.2.3 Timing of Election: The Form Election and Timing Election shall be made by the Participant on or before the Entry Date the Participant enters the Plan. The Participant's election may be revoked at any time by the Participant during the "Election Period." The Election Period begins as of the Entry Date the Participant enters the Plan and ends on the earlier to occur of (i) the date the Participant terminates Service; or (ii) the date which precedes the date payment of his benefit is to commence by twelve (12) calendar months. The Form Election and Timing Election in effect as of the close of the Election Period shall be irrevocable.

                  5.2.4 Medium of Distribution: Distributions from the Plan shall be made in cash.

                  5.2.5 Installment Payments: If the Participant's vested Accrued Benefit is to be distributed in installments pursuant to the Term Certain Option, the amount of each monthly installment shall initially be equal to the value of the Account as of the date benefit payments are to commence multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of installments to be paid. As of each February 1 (the "Annual Valuation Date"), the amount of the monthly installment payment shall be adjusted so that for the twelve consecutive month period beginning on such Annual Valuation Date the amount of each monthly installment payment shall be equal to the value of the Account on such Annual Valuation Date multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid. The Account shall continue to be adjusted as provided in Section 7 until the entire balance credited to the Account has been paid.

                  5.3 Payment of Death Benefit: On the death of a Participant, his vested Accrued Benefit shall be paid to his Beneficiary in accordance with the following special provisions:

                  5.3.1 Death Before Payments Begin: If the Participant dies before payment of his vested Accrued Benefit begins under Section 5.2, payment of his vested Accrued Benefit to his Beneficiary shall commence as soon as practicable following the date of the Participant's death but in no event earlier than the sixtieth day next following the date of the Participant's death. The amount of the Participant's vested Accrued Benefit for purposes of any distribution made pursuant to this
         Section 5.3.1 shall be determined as of the Adjustment Date such distribution is actually processed by the Committee or its designee. The vested Accrued Benefit of the Participant shall be paid to the Beneficiary in cash under the Lump Sum Option described in Section 5.2.1(2).

                  5.3.2 Death After Payments Begin: If the Participant dies on or after payment of his vested Accrued Benefit commences under
         Section 5.2, the remaining payments (if any) that would have been made to the Participant had he not died shall be made to the Participant's Beneficiary in the same manner as they would have been paid to the Participant had he lived.

                  5.4 Rules: Subject to the provisions of Section 17, the Committee may from time to time adopt additional policies or rules governing the manner in which distributions will be made from the Plan so that the Plan may be conveniently administered.

                  Section 6.        Unforeseeable Emergency Payments:

                  6.1  Conditions  for  Request : Subject to the  provisions  of
Section 17, a Participant may, at any time prior to his termination of Service, make application to the Committee to receive a cash payment in a lump sum of all or a portion of the total amount credited to his Account by reason of an unforeseeable emergency. The amount of a payment on account of an unforeseeable emergency shall not exceed the amount required to meet the financial hardship created by the unforeseeable emergency and not otherwise reasonably available from other resources of the Participant (including all amounts that may be withdrawn from the Savings Plan). An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of a Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether an unforeseeable emergency exists within the scope of this Section 6.1 shall be made by the Committee in its sole and absolute discretion, and its decision to grant or deny a payment on account of an unforeseeable emergency shall be final. The Committee shall apply uniform and nondiscriminatory standards in making its decision.

                  6.2 Written Request : The Participant's request for a payment on account of an unforeseeable emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount to be paid from his Account, and the total amount of the actual expense incurred or to be incurred on account of hardship.

                  6.3 Processing of Request : If a payment under this Section 6 is approved, such payment shall be made as soon thereafter as practicable. The processing of the request shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request for a payment on account of an unforeseeable emergency. If a Participant terminates Service after a request is approved in accordance with this Section 6 but prior to payment of the full amount approved, the approval of his request shall be automatically void and the benefits he is entitled to receive under the Plan shall be paid in accordance with the applicable payment provisions of the Plan. Only one payment because of an unforeseeable emergency shall be made within any Plan Year. A hardship withdrawal made under this Section 6 shall be charged to the separate bookkeeping accounts which comprise the Account in the following order: (i) Incentive Compensation Account; (ii) Salary Reduction Account; (iii) Prior Plan Account; and (iv) Discretionary Account. Subject to the provisions of
Section 17, with respect to each such separate bookkeeping account, such hardship withdrawal shall be charged to the Fixed Rate Account and the Index Fund Account with respect to such separate bookkeeping account on a pro rata basis.

                  6.4 Rules: Subject to the provisions of Section 17, the Committee may from time to time adopt additional policies or rules governing the manner in which such payments because of an unforeseeable emergency may be made so that the Plan may be conveniently administered.

                  Section 7.     Deemed Investments and Adjustment of Accounts:

                  The Committee shall establish and maintain in behalf of each Participant the following four separate bookkeeping accounts with respect to his
Account: (1) Salary Reduction Account; (2) Discretionary Account; (3) Incentive Compensation Account; and (4) Prior Plan Account. The Committee shall also establish and maintain with respect to each separate bookkeeping account two sub-accounts, one entitled the "Fixed Rate Account" and the other entitled the "Index Fund Account."

                  7.1 Deemed Investment of Accounts in Index Fund : In accordance with procedures adopted by the Committee, a Participant may elect to have all or a portion (in whole percentages of 5%) of the amount credited to each separate bookkeeping account deemed invested in the Index Fund. An election to invest in the Index Fund shall be made by the Participant in accordance with such rules and procedures as are adopted by the Committee from time to time. Subject to the provisions of Section 7.2, any amounts credited to each separate bookkeeping account of the Participant which are not deemed to be invested in the Index Fund shall be credited to the Fixed Rate Account (which functions as a sub-account of the applicable separate bookkeeping account) and shall be credited with earnings as described in Section 7.3. Unless modified or revoked by the Participant, an election to invest in the Index Fund shall continue in effect until such time as the distribution of the Participant's vested Accrued Benefit is processed by the Committee or its designee in accordance with the provisions of Section 5. A Participant unilaterally may modify or revoke his election as of any Monthly Adjustment Date by providing advance notice to the Committee in accordance with such rules and procedures as are adopted by the Committee from time to time. Any amount the Participant has elected to be deemed invested in the Index Fund shall be converted into Index Fund Credits in the manner and as of the Adjustment Date described in Exhibit E attached hereto, as the same may be amended from time to time by the Committee. The value of any Index Fund Credits the Participant has elected to be deemed sold from his Index Fund Accounts and credited to his Fixed Rate Accounts shall be determined in the manner and as of the Adjustment Date described in Exhibit E attached hereto, as the same may be amended from time to time by the Committee. All deemed dividends, capital gains or other income distributions payable with respect to the Index Fund Credits allocated to the Participant's Index Fund Account shall be converted into Index Fund Credits in the manner and as of the Adjustment Date described in Exhibit E attached hereto, as the same may be amended from time to time by the Committee. In the event the Committee shall change the manner in which amounts are to be converted to Index Fund Credits or the manner in which Index Fund Credits are to be deemed sold, it shall communicate such change to Participants in writing in advance of the date such change is to be effective. Fractional shares shall be accounted for as such. The Index Fund Accounts shall be adjusted as provided in Section 7.4.

                  7.2  Adjustment  of Fixed Rate Account : Except as provided in
Section 7.3 with respect to the adjustment of the Index Fund Accounts, as of the close of business of the Company on each Adjustment Date, each Fixed Rate Account with respect to each separate bookkeeping account shall be adjusted as follows:

                  7.2.1 Salary Reduction Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Salary Reduction Account) of each Participant shall be adjusted in this order:

                           (1) There  shall be debited  (i) the total  amount of
                  any payments deemed made from such account since the next preceding Adjustment Date, and (ii) the total amount deemed applied since the next preceding Adjustment Date to the deemed purchase of Index Fund Credits for the Index Fund Account of the Participant (which account functions as a sub-account of the Salary Reduction Account).

                           (2) There shall be credited  the total  amount of any
                  Salary Reduction Credits made to such account with respect to the Participant since the last preceding Adjustment Date.

                           (3) There shall be credited  cash  proceeds  from the
                  deemed sale of any Index Fund Credits then allocated to the Index Fund Account of the Participant.

                           (4) There shall be  credited  an amount  equal to the
                  product of (A) and (B), where (A) is the balance credited to the Fixed Rate Account (which account functions as a sub-account of the Salary Reduction Account) as of such Adjustment Date (after adjustment for any distributions as of such Adjustment Date but prior to adjustment for credits as of such date), and (B) is the Crediting Rate.

                  7.2.2 Discretionary Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Discretionary Account) of each Participant shall be adjusted in this order:

                           (1) There  shall be debited  (i) the total  amount of
                  any payments deemed made from such account since the next preceding Adjustment Date, and (ii) the total amount applied since the next preceding Adjustment Date to the deemed purchase of Index Fund Credits for the Index Fund Account of the Participant (which account functions as a sub-account of the Discretionary Account).

                           (2) There shall be credited  the total  amount of any
                  Company Discretionary Credits made to such account with respect to the Participant since the last preceding Adjustment Date.

                           (3) There shall be credited  cash  proceeds  from the
                  deemed sale of any Index Fund Credits then allocated to the Index Fund Account of the Participant.

                           (4) There shall be  credited  an amount  equal to the
                  product of (A) and (B), where (A) is the balance credited to the Fixed Rate Account (which account functions as a sub-account of the Discretionary Account) as of such Adjustment Date (after adjustment for any distributions as of such adjustment date but prior to adjustment for credits as of such date), and (B) is the Crediting Rate.

                  7.2.3 Incentive Compensation Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Incentive Compensation Account) of each Participant shall be adjusted in this order:

                           (1) There  shall be debited  (i) the total  amount of
                  any payments deemed made from such account since the next preceding Adjustment Date and (ii) the total amount deemed applied since the next preceding Adjustment Date to the purchase of Index Fund Credits for the Index Fund Account of the Participant (which account functions as a sub-account of the Incentive Compensation Account).

                           (2) There shall be credited  the total  amount of any
                  Incentive Compensation Credits made to such account with respect to the Participant since the last preceding Adjustment Date.

                           (3) There shall be credited  cash  proceeds  from the
                  deemed sale of any Index Fund Credits then allocated to the Index Fund Account of the Participant.

                           (4) There shall be  credited  an amount  equal to the
                  product of (A) and (B), where (A) is the balance credited to the Fixed Rate Account (which account functions as a sub-account of the Incentive Compensation Account) as of such Adjustment Date (after adjustment for any distributions as of such adjustment date but prior to adjustment for credits as of such date), and (B) is the Crediting Rate.

                  7.2.4 Prior Plan Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Prior Plan Account) of each Participant shall be adjusted in this order:

                           (1) There  shall be debited  (i) the total  amount of
                  any payments deemed made from such account since the next preceding Adjustment Date and (ii) the total amount deemed applied since the next preceding Adjustment Date to the purchase of Index Fund Credits for the Index Fund Account of the Participant (which account functions as a sub-account of the Prior Plan Account).

                           (2) There shall be credited  the total  amount of any
                  Prior Plan Account Credits made to such account with respect to the Participant since the last preceding Adjustment Date.

                           (3) There shall be credited  cash  proceeds  from the
                  deemed sale of any Index Fund Credits then allocated to the Index Fund Account of the Participant.

                           (4) There shall be  credited  an amount  equal to the
                  product of (A) and (B), where (A) is the balance credited to the Fixed Rate Account (which account functions as a sub-account of the Prior Plan Account) as of such Adjustment Date (after adjustment for any distributions as of such adjustment date but prior to adjustment for credits as of such date), and (B) is the Crediting Rate.

                  7.3 Adjustment of Index Fund Account : As of the close of business of the Company on each Adjustment Date, the number of Index Fund Credits allocated to the Index Fund Account of each Participant with respect to each separate bookkeeping account shall be adjusted in the following order:

                  7.3.1 There shall be debited any Index Fund Credits deemed sold from the Index Fund Account since the next preceding Adjustment Date.

                  7.3.2 There shall be credited (i) any shares of the Index Fund deemed purchased with amounts converted into Index Fund Credits, and
         (ii) any additional shares of Index Fund Credits deemed purchased as a result of any deemed dividends, capital gains or other income distributions payable since the next preceding Adjustment Date with respect to Index Fund Credits allocated to the Participant's Index Fund Account.

                  7.4 Rules:   Subject  to the  provisions  of  Section  17, the
Committee may establish any rules or regulations necessary to implement the provisions of this Section 7.

                  7.5 Special Effective Date: Notwithstanding any provision of the Plan to the contrary, the provisions of the Plan relating to the deemed investment in the Index Fund shall not become effective until the later of (i) January 1, 1998; or (ii) the date of approval of the Plan by the Board.

                  Section 8.        Administration by Committee:

                  8.1 Membership of Committee: The Committee shall consist of not less than three nor more than seven individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

                  8.2 Committee Officers; Subcommittee: The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment in behalf of the Committee. The Chairman of the Committee shall constitute the Plan Administrator and shall be agent for service of legal process on the Plan. In addition, notwithstanding any provision herein, any subcommittee established by the Committee or any Board committee or subcommittee may be granted such authority, and be comprised of such members, as is necessary to comply with the conditions imposed by Rule 16b-3, promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  8.3 Committee Meetings: The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

                  8.4 Transaction of Business: A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

                  8.5 Committee Records: The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Plan. The records of the Committee shall contain all relevant data pertaining to individual Participants and their rights under the Plan.

                  8.6 Establishment of Rules: Subject to the limitations of the Plan, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

                  8.7 Conflicts of Interest: No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).

                  8.8 Correction of Errors: The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the Plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

                  8.9 Authority to Interpret Plan: Subject to the claims procedure set forth in Section 15, the Committee and the Plan Administrator shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and decide any dispute which may arise regarding the rights of Participants hereunder, including the discretionary authority to interpret the Plan and to make determinations as to eligibility for participation and benefits under the Plan. Interpretations and determinations by the Committee and the Plan Administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive on all interested persons. Such interpretations and determinations shall only be set aside if the Committee and the Plan Administrator are found to have acted arbitrarily and capriciously in interpreting and construing the provisions of the Plan.

                  8.10 Third Party Advisors: The Committee may engage an attorney, accountant or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan.

                  8.11 Compensation of Members: No fee or compensation shall be paid to any member of the Committee for his service as such.


                  8.12 Committee Expenses: The Committee shall be entitled to reimbursement by the Company for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

                  8.13 Indemnification of Committee: No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company's own assets), each member of the Committee and each other officer, Employee, or director of the
Company  to  whom  any  duty  or  power  relating  to  the   administration   or
interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

                  Section 9.        Funding:

                  The Plan is intended to be both an excess benefit plan and an unfunded plan of deferred compensation maintained for a select group of highly compensated employees. The obligation of the Employer to make payments hereunder shall constitute a general unsecured obligation of the Employer to the Participant. Notwithstanding the foregoing, the Company shall establish and maintain a special separate fund as provided for in the document entitled "BB&T Corporation Non-Qualified Deferred Compensation Trust." The Employer shall make contributions to the trust from time to time in accordance with Section 5 thereof. Notwithstanding the foregoing, no Participant or his Beneficiary shall have any legal or equitable rights, interest or claims in any particular asset of the trust or the Employer by reason of the Employer's obligation hereunder, and nothing contained herein shall create or be construed as creating any other fiduciary relationship between the Employer and a Participant or any other person. To the extent that any person acquires a right to receive payments from the trust or the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

                  Section 10. Allocation of Responsibilities: The persons responsible for the Plan and the duties and responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the Plan, shall be as follows:

                  10.1.    Board:

                           (i)      To amend the Plan (other than the Exhibits);

                           (ii)     To  appoint  and   remove  members  of   the
                  Committee;

                           (iii)    To terminate the Plan; and

                           (iv) To take any  actions  required  to  comply  with
                  federal and state securities laws (except to the extent that the Committee or a committee or subcommittee established pursuant to Section 8.2 is authorized to do so).

                  10.2     Committee:

                           (i)      To  determine  the   Employees  eligible  to
                  participate in the Plan;

                           (ii) To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Section 15 relating to claims procedure;

                           (iii) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

                           (iv) To account for the Accrued Benefits of Participants;

                           (v) To direct the Employer in the payment of benefits, and

                           (vi) To the extent  necessary or advisable,  to amend
                  the Exhibits attached hereto.

                  10.3     Plan Administrator :

                           (i) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agencies to which reports may be required to be submitted from time to time;

                           (ii) To provide for disclosure of Plan provisions and other information relating to the Plan to Participants and other interested parties; and

                           (iii) To administer the claims procedure to the extent provided in Section 15.

                  Section 11.     Benefits Not Assignable; Facility of Payments:

                  11.1 Benefits Not Assignable : No portion of any benefit held or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

                  11.2 Payments to Minors and Others : If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

                  Section 12.       Beneficiary:

                  The Participant's Beneficiary shall be the person or persons designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a Beneficiary, the Beneficiary shall be his Surviving Spouse. If the Participant does not designate a Beneficiary and has no Surviving Spouse, the Beneficiary shall be the Participant's estate. The designation of a Beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a Beneficiary (the "Primary Beneficiary") is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the Contingent Beneficiary, if any, named in the Participant's current beneficiary designation form. If there is no Contingent Beneficiary, the balance shall be paid to the estate of the Primary Beneficiary. Any Beneficiary may disclaim all or any part of any benefit to which such Beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the Beneficiary who filed the disclaimer had died on the date of such filing.

                  Section 13.       Amendment and Termination of Plan:

                  The  Board  may  amend  or  terminate  the  Plan at any  time;
provided,  that in no event  shall  such  amendment  or  termination  reduce any

Participant's Accrued Benefit as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Accrued Benefit without the Participant's prior written consent to such amendment. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date specified in such resolution. Upon termination of the Plan, distribution of the Accrued Benefit of a Participant shall be made to the Participant or his Beneficiary in the manner and at the time described in Section 5 of the Plan. No additional credits of Salary Reduction Credits, Company Discretionary Credits, or Incentive Compensation Credits shall be made to the respective separate bookkeeping accounts of a Participant following termination of the Plan, but the Account of each Participant shall continue to be adjusted as provided in Section 7 until the balance of the Account of the Participant has been fully distributed to him or his Beneficiary.

                  Section 14.       Communication to Participants:

                  The Company shall communicate the principal terms of the Plan to the Participants. The Company shall make a copy of the Plan available for inspection by Participants and their Beneficiaries during reasonable hours, at the principal office of the Company.

                  Section 15.       Claims Procedure:

                  The following claims procedure shall apply with respect to the
Plan:

                  15.1 Filing of a Claim for Benefits: If a Participant or Beneficiary (the "Claimant") believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the Plan Administrator. In the event the Plan Administrator shall be the Claimant, all actions which are required to be taken by the Plan Administrator pursuant to this Section 15 shall be taken instead by another member of the Committee designated by the Committee.

                  15.2 Notification to Claimant of Decision: Within 90 days after receipt of a claim by the Plan Administrator (or within 180 days if special circumstances require an extension of time) the Plan Administrator shall notify the Claimant of his decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the Claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the Claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based;
(iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial. If the Plan Administrator fails to notify the Claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

                  15.3 Procedure for Review: Within 60 days following receipt by the Claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the Claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

                  15.4 Decision on Review: The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:

                  15.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the Claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).

                  15.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the Claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

                  15.4.3 The decision of the Committee shall be final and conclusive.

                  15.5 Action by Authorized Representative of Claimant : All actions set forth in this Section 15 to be taken by the Claimant may likewise be taken by a representative of the Claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator and the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

                  Section 16.       Parties to the Plan:

                  Subject to the approval of the Board, an Affiliate that has adopted the Savings Plan may adopt this Plan and become an employer-party to this Plan by resolutions approved by its Board of Directors. The Affiliates which are employer-parties to this Plan are listed on Exhibit F attached hereto, as the same may be amended from time to time by the Committee. The following special provisions shall apply to all employer-parties to the Plan:

                  16.1     Single Plan:   The  Plan shall apply as a single plan
with respect to all parties as if there were only one employer-party.

                  16.2 Service; Allocation of Costs: Service for purposes of the Plan shall be interchangeable among employer-parties to the Plan and shall not be deemed interrupted or terminated by the transfer at any time of a Participant from the Service of one employer-party to the Service of another employer-party. In determining the cost of providing benefits under the Plan, each employer-party shall be responsible for the cost associated with the Employees of such employer-party who are Participants in the Plan.

                  16.3 Committee: The Committee which administers the Plan as applied to the Company shall also be the Committee as applied to each other employer-party to the Plan.

                  16.4 Authority to Amend and Terminate: The Board of the Company shall have the power to amend or terminate the Plan as applied to each employer-party.

                  Section 17. Compliance with Section 16 of the Securities Exchange Act of 1934 and Rule 16b-3 Trading
                                    Restrictions:

                  The transactions under the Plan are intended to be structured in accordance with the 1934 Act, including but not limited to the restrictions (if applicable) imposed by Rule 16b-3 adopted under the 1934 Act. In addition to the provisions contained in the Plan, transactions by persons subject to Section 16 shall be subject to such further conditions as may be required in order to comply with the terms of Rule 16b-3 and Section 16(b). Without limiting the foregoing, persons subject to Section 16 shall be required to comply with such rules and procedures regarding Plan participation and transactions as may be established by the Committee or a committee or subcommittee established pursuant to Section 8.2.

                  Section 18.       Miscellaneous Provisions:

                  18.1 Notices: Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Plan Administrator with his current address for the mailing of notices, reports, and benefit payments. Any notice required or permitted to be given to such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or Beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

                  18.2 Lost Distributees: A benefit shall be deemed forfeited if the Plan Administrator is unable after a reasonable period of time to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for the forfeited benefit.

                  18.3 Reliance on Data: The Employer, the Committee and the Plan Administrator shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer, the Committee and the Plan Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.

                  18.4 Receipt and Release for Payments: Any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

                  18.5 Headings: The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

                  18.6 Continuation of Employment: The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

                  18.7 Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of North Carolina.

                  18.8 Nonliability of Employer: The Employer does not guarantee the Participants, former Participants or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan, nor does the Employer guarantee to any of them that the assets of the Employer will be sufficient to provide any or all benefits payable under the Plan at any time, including any time that the Plan may be terminated or partially terminated.

                  18.9 Severability: All provisions contained in this Plan shall be severable, and in the event that any one or more of them shall be held to be invalid by any competent court, this Plan shall be interpreted as if such invalid provisions were not contained herein.

                  18.10 Merger and Consolidation: The Employer shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entities (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of the Employer under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan.

                  18.11 Withholding Taxes: The Employer shall satisfy all federal, state and local withholding tax requirements prior to making any benefit payment under the Plan. Whenever under the Plan payments are to be made by the Employer in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

                  IN WITNESS WHEREOF, this non-qualified, deferred compensation plan is executed in behalf of the Company as of the 27th day of October, 1998, to be effective as of January 1, 1998.
                                                    BB&T CORPORATION



                                          By:       /s/ Robert E. Greene
                                                    President or Vice President
Attest:

 /s/ Jerone C. Herring
Secretary or Assistant Secretary

[Corporate Seal]